                                                                    EXHIBIT 99.2


                                 LEXIQUEST S.A.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                      PAGE
                                                                      ----
Consolidated Statements of Income for the years ended
December 31, 2000 and 2001 ........................................    1
Consolidated Balance Sheets at December 31, 2000 and 2001..........    2
Consolidated Statements of Changes in Shareholders' Equity
for the years ended December 31, 2000 and 2001.....................    3
Consolidated Statements of Cash Flows for the years ended
December 31, 2000 and 2001.........................................    4
Notes to Consolidated Financial Statements.........................    5

                                 LEXIQUEST S.A.


                        CONSOLIDATED STATEMENTS OF INCOME
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                    ------------------------------------------
                                                              YEARS ENDED DECEMBER 31,
                                                    ------------------------------------------
                                                        2000                  2001
                                                    -----------      -------------------------
REVENUES:
  License, royalty and development fees ..........       1,671              954             849
  Contract services ..............................       1,043             1,047            932
                                                    ----------        ----------     ----------
             Total revenue .......................       2,714             2,001          1,781
Cost of revenues:
  Contract services ..............................       1,869             1,798          1,600
                                                    ----------        ----------     ----------
Gross margin .....................................         845               203            181
                                                    ----------        ----------     ----------
OPERATING EXPENSES:
  Marketing and selling ..........................       5,518             7,774          6,920
  Research and development .......................       6,030             7,689          6,844
  General and administrative .....................       2,731             4,704          4,188
  Amortization of goodwill and
   Other intangibles .............................         104               321            284
                                                    ----------        ----------     ----------
          Total operating expenses ...............      14,383            20,488         18,236
                                                    ----------        ----------     ----------
OPERATING LOSS ...................................     (13,538)          (20,285)       (18,055)
                                                    ----------        ----------     ----------
Interest (expense), net ..........................         528               274            244
                                                    ----------        ----------     ----------
NET LOSS .........................................     (13,010)          (20,011)       (17,811)
                                                    ==========        ==========     ==========
BASIC AND DILUTED NET LOSS PER SHARE .............       (0.34)            (0.40)         (0.35)
                                                    ==========        ==========     ==========
Number of shares used in computing
 basic and diluted net loss per share ............  37,983,022        50,176,175     50,176,175
                                                    ==========        ==========     ==========


                 See notes to consolidated financial statements

                                 LEXIQUEST S.A.

                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                 ----------------------------------------------
                                                                                AT DECEMBER 31,
                                                                 ----------------------------------------------
                                                                     2000                     2001
                                                                 ------------       ---------------------------
ASSETS
Current assets:
  Cash and cash equivalents ...................................        15,906               547            486
  Accounts receivable (less allowance for doubtful accounts
   of 57 and 72 in 2000 and 2001, respectively) ...............         6,674               888            790
  Other receivables ...........................................           479               753            672
                                                                  -----------       -----------   ------------
          TOTAL CURRENT ASSETS ................................        18,059             2,188          1,948
Property and  equipment .......................................         1,863             2,821          2,511
Less accumulated depreciation and amortization ................          (805)           (1,912)        (1,701)
                                                                  -----------       -----------   ------------
Property and equipment, net ...................................         1,058               909            810
Goodwill and other intangibles, net ...........................           328                 9              8
Other assets ..................................................           267               295            263
                                                                  -----------       -----------   ------------
          TOTAL ASSETS ........................................        19,712             3,401          3,029
                                                                  ===========       ===========   ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses .......................         3,642             4,206          3,744
  Current portion of long term borrowings .....................           442             1,489          1,325
  Deferred revenue ............................................            99               101             90
                                                                  -----------       -----------   ------------
          Total current liabilities ...........................         4,183             5,796          5,159
                                                                  -----------       -----------   ------------
          TOTAL LIABILITIES ...................................         4,183             5,796          5,159

Shareholders' deficit:
  Shares (1) ..................................................         7,391             7,802          6,945
  Additional paid-in capital ..................................        41,065            40,947         36,447
  Retained deficit ............................................       (32,366)          (50,438)       (44,895)
  Other comprehensive income (loss) ...........................          (561)             (703)          (626)
                                                                  -----------       -----------   ------------
          TOTAL SHAREHOLDERS' EQUITY (DEFICIT) ................        15,529            (2,392)        (2,129)
                                                                  -----------       -----------   ------------
          TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT .........        19,712             3,401          3,029
                                                                  ===========       ===========   ============


(1): Class A shares, 0.15 nominal value, 48,485,721 outstanding at December 31, 2000. Class A and B shares, 0.11 nominal value, 68,771,174 outstanding at December 31, 2001.



                 See notes to consolidated financial statements

                                 LEXIQUEST S.A.

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          SHARES           ADDITIONAL                      OTHER
                                                  ----------------------     PAID-IN      RETAINED     COMPREHENSIVE   SHAREHOLDERS'
                                                   SHARES       AMOUNT       CAPITAL      DEFICIT      INCOME (LOSS)      EQUITY
                                                  ----------   ---------   -----------  ------------   -------------   ------------
BALANCE AT DECEMBER 31, 1999 ...................  25,163,308       3,836        11,367       (19,356)          (188)        (4,341)
  Common and preferred stocks issued
    in March, May and June 2000 ................  23,231,746       3,541        29,690                                      33,231
   Exercise of stock options ...................      90,667          14             9                                          23
    Net loss ...................................                                             (13,010)                      (13,010)
    Translation adjustment .....................                                                               (374)          (374)
                                                                                                                       -----------
 Total comprehensive loss ......................                                                                           (13,384)
                                                  ----------  ----------   -----------  -------------    -----------   -----------
BALANCE AT DECEMBER 31, 2000 ...................  48,485,721       7,391        41,065       (32,366)          (561)        15,529
                                                  ----------  ----------   -----------  -------------    -----------   -----------
 Conversion of common stock in euros............                     118          (118)                                          -
  Decrease in par value of common stock.........                  (1,939)                      1,939                             -
  Class B shares issued in November 2001........  20,285,453       2,232                                                     2,232
    Net loss....................................                                             (20,011)                      (20,223)
    Translation adjustment......................                                                               (142)          (142)
                                                                                                                       -----------
 Total comprehensive loss.......................                                                                           (20,365)
                                                  ==========  ==========   ===========  =============    ===========   ===========
BALANCE AT DECEMBER 31, 2001....................  68,771,174       7,802        40,947       (50,438)          (703)        (2,392)
                                                  ==========  ==========   ===========  =============    ===========   ===========
BALANCE AT DECEMBER 31, 2001....................  68,771,174  $    6,945   $    36,447  $    (44,895)    $     (626)   $    (2,129)
                                                  ==========  ==========   ===========  =============    ===========   ===========


                       See notes to financial statements

                                 LEXIQUEST S.A.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (IN THOUSANDS EXCEPT SHARE DATA)


                                                                     -------------------------------------
                                                                            YEARS ENDED DECEMBER 31,
                                                                     -------------------------------------
                                                                           2000             2001
                                                                     ------------  -----------------------
Cash flows from operating activities:
Net loss ..........................................................   (13,010)      (20,011)      (17,811)
  Depreciation and amortization ...................................       846         1,107           985
  Increase (decrease) in cash from:
     Accounts receivable, other receivables and deferred revenue...      (265)          512           456
     Accounts payable and accrued expenses ........................       221           564           502
                                                                     --------      --------      --------
          NET CASH USED FOR OPERATING ACTIVITIES ..................   (12,208)      (17,828)      (15,868)
                                                                     --------      --------      --------
Cash flows from investing activities:
     Purchases of intangible assets ...............................      (328)           --            --
     Purchases of property and equipment ..........................    (1,364)         (958)         (853)
     Sales of property and equipment ..............................        --            --            --
                                                                     --------      --------      --------
          NET CASH USED FOR INVESTING ACTIVITIES ..................    (1,691)         (958)         (853)
                                                                     --------      --------      --------
Cash flows from financing activities:
    Proceeds from loans (Anvar) ...................................        --         1,047           932
    Repayment of loans (Anvar) ....................................      (276)           --            --
    Proceeds from issuance of convertible bonds ...................    (7,106)           --            --
    Proceeds from issuance of shares ..............................    33,583         2,231         1,986
                                                                     --------      --------      --------
          NET CASH PROVIDED BY FINANCING ACTIVITIES ...............    26,201         3,278         2,918
                                                                     --------      --------      --------

Effect of exchange rate ...........................................       (60)          149           131
Net increase (decrease) in cash and cash equivalents ..............    12,242       (15,359)      (13,671)
Cash and cash equivalents, beginning of period ....................     3,664        15,906        14,158
                                                                     --------      --------      --------
CASH AND CASH EQUIVALENTS, END OF PERIOD ..........................    15,906           547           486
                                                                     ========      ========      ========



                 See notes to consolidated financial statements

                                 LEXIQUEST S.A.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

LexiQuest S.A. ("the Company"), formerly known under the name ERLI S.A. is organized as a societe anonyme, or limited liability company, under the laws of the Republic of France. The Company was founded in 1977 and started its operations as a provider of turn-key software systems using linguistic and natural language processing techniques. In 1997, LexiQuest S.A. took on a new strategy of developing, editing and marketing a suite of linguistic software products.

Given the operating losses generated in 2001, the Board of directors decided to launch during the second half of the year two restructuring plans ("plans sociaux") at the French parent company level, in order to downsize the French headquarters. Additionally, most of the Company's operations outside of France, in particular in the US were significantly downsized starting the fourth quarter of 2001.

Basis of presentation

The accompanying financial statements were prepared in accordance with accounting principles generally accepted in the United States. The presentation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying footnotes. Actual results could differ from those estimates.

The accompanying consolidated financial statements include the Company and LexiQuest, Inc.(USA), LexiQuest Ltd (UK), LexiQuest Benelux (Belgium), LexiQuest GMBH (Germany) and Instoria, all wholly owned subsidiaries.

In 2000 and 2001, the Company incurred significant operating losses and negative cash-flows from operations. At December 31, 2001 the Company had accumulated deficit of 50,310,000. In November, 2001, the Company issued Preferred Stock B OF LexiQuest S.A. for an aggregate amount of 2,232,000, which were subscribed by most of the existing shareholders. Facing additional liquidity shortage at the beginning of 2002, shareholders decided to sell the Company to an American listed company named SPSS Inc.

Foreign currency

The reporting currency of the Company is the Euro. For consolidation purposes, the financial statements of LexiQuest, Inc., whose functional currency is the US dollar, are translated into Euros in accordance with the provisions of the Statements of Financial Accounting Standards No. 52 "Foreign Currency Translation".

Foreign currency translation gains and losses are reflected in net income.

The Company has not undertaken hedging transactions to cover its currency exposure.

                                 LEXIQUEST S.A.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 - (CONTINUED) -

Revenue recognition

The company recognizes revenue in accordance with the American Institute of Certified Public Accountants' Statement of Position 97-2 on Software Revenue Recognition as amended by Statement of Position 98-4. Licensing revenue is recognized on delivery of the license provided that no other significant vendor obligations remains and that the collection of the resulting receivable is deemed probable by management.

Fees for consulting and training are recognized at the time the service is performed.

Maintenance and linguistic knowledge base subscription revenue is spread over the life of the maintenance or subscription contract which is generally one year.

Non-refundable license fees are recognized when there is no material continuing performance obligation under the agreement and collection is probable.

Research and development

The company charges all research and development costs to expense as incurred.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses were immaterial for all years presented.

Net income per share

Net income per share amounts are computed using the weighted average number of shares.

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. Adoption of the new statement does not result in any change in net income per share for the years ended December 31, 2000 or 2001 as the effect of stock options granted have been excluded as the Company's reported net losses for the years ended December 31, 2000 and 2001 and their effect is anti-dilutive.

Concentration of risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables.

The Company has cash investment policies that limit investments to short-term low risk instruments. The Company's cash is held principally in French Francs and concentrated primarily in one major French Bank.

The Company sells its products to various companies across several industries throughout the world. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. To date, such losses have been within management's expectations. The Company generally requires no collateral.

                                 LEXIQUEST S.A.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 - (CONTINUED) -

Cash equivalents

The Company considers all highly liquid investments with insignificant interest risk and purchases with an original maturity of three months or less to be cash equivalents. The Company classifies investments based on the nature of the securities and the intent and investment goal of the Company, as trading securities, available-for-sale securities or held to maturity securities. At December 31, 2001, the Company had no available for sale securities.

Property and equipment

Property and equipment is stated at cost. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives:

         Computer equipment and purchased software.....   1 to 3 years
         Furniture and other equipment.................   2 to 5 years
         Leasehold improvements........................   8 years
Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets of the business acquired. Such excess is amortized on a straight-line basis over the estimated periods to be benefited, not to exceed 20 years. On March 1, 2000, LexiQuest acquired 100% of the INSTORIA shares for 434,480. INSTORIA is a software company specialized in text mining, which gives some complementarity to LexiQuest's product lines. Given the existing backlog of INSTORIA at December 31, 2001, residual goodwill has been fully amortized for an amount of 320,000.

Impairment of long-lived and intangible assets

In accordance with FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the carrying value of long-lived and intangible assets is periodically evaluated for recoverability, comparing the respective carrying values to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. If the estimated cash flows are less than the carrying value of the asset, an impairment loss is recognized to the extent that the carrying value of the asset exceeds its market value.

Troubled debt restructuring

On September 9, 1997, the Company benefited from a debt forgiveness for the most part - FF 21,670,000 (3,303,570) out of a total of FF 22,370,000 (3,410,285) -
of a non-interest bearing long-term loan held by certain shareholders of the Company. The debt forgiveness agreement included a reinstatement clause which stipulated that the Company had to reimburse a yearly amount equivalent to 20% of the net income before tax (provided that the net income before tax was higher than 152,449 under French GAAP) until June 30, 2007 or full repayment of the loan, whichever the sooner.

                                 LEXIQUEST S.A.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 - (CONTINUED) -

In accordance with Statement of Financial Accounting Standards No. 15 "Accounting for Troubled debt Restructuring" and as the total future cash payment had not been modified by the new loan agreement, the loan was still carried at its initial nominal value on the balance sheet as of December 31, 1998.

On January 7, 1999, in combination with other financial operations (see Note 5), the restructured shareholders' loan was settled against equity interest. The fair value of this restructured loan has been estimated at FF 11,535,000 (1,758,499), which is approximately half of its initial nominal value. During the months of January, February, March and April 1999, the Company entered into different agreements with its shareholders and with new investors. These agreements consisted principally in the conversion of convertible bonds into shares and the subscription of new convertible bonds for a total amount of FF 85,510,000 (13,035,915).

On December 31, 1999 the convertible bonds holders decided to convert half of their bonds subscribed in 1999 into 7,859,383 class A shares. Thus 7,859,383 bonds at a unit value of FF 5.44 (0.83) were converted at parity 1:1.

Fair value of financial instruments

At December 31, 2000 and 2001, the carrying values of current financial instruments such as cash, accounts receivable, accounts payable, other receivables, accrued liabilities and the current portion of long-term debt approximated their market value, based on the short-term maturity of these instruments.

At December 31, 2000 and 2001, the Company had no long-term debt.

Income taxes

In accordance with Statement of Financial Accounting Standard No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

R&D tax credit

French companies involved in R&D activities can benefit from a tax credit (Credit d'Impot Recherche) amounting to approximately fifty percent of the increase of the research and development expenses which have reported over the fiscal year compared to the average R&D expenses reported during the two prior years. This tax credit can be applied against any income tax liability, or is funded after a three-year period.

The position of the French tax administration about whether software development expenses are eligible to this tax credit is still unclear. It is the management's opinion that all reported R&D expenses are eligible to the "Credit d'Impot Recherche". However because of the uncertainty underlying the final position of the tax administration, these tax credits are only accounted when cashed.

                                 LEXIQUEST S.A.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 - (CONTINUED) -


In 1999, the income tax authorities controlled the Company. The tax credit reports previously released have been approved except for minor changes. This reinforce the ascertainty of the Company to be able to cash the R&D tax credits.

Employee stock options

The Company accounts for stock options and warrants granted to employees in accordance with the provisions of Accounting Principles Board Statement No. 25, "Accounting for Stock Issued to Employees". Under APB 25, no compensation expense is recognized for stock options and warrants issued to employees with an exercise price equal to the deemed fair value of the underlying shares.

Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation", provides an alternative to APB 25 in accounting for stock-based compensation to employees. SFAS 123 for a fair-value-based method of accounting for employee stock options and similar equity instruments. Companies that elect to continue to account for stock-based compensation arrangements under APB 25 are required by SFAS 123 to disclose the pro forma effect on net income and net income per share as if the fair-value-based method proposed by SFAS 123 had been adopted.

Because the Company has elected to continue to account for stock options and warrants granted to its employees in accordance with the provisions of APB 25, the pro forma disclosures required by SFAS 123 are presented in Note 5.

Comprehensive income

As of January 1, 1998, the Company adopted Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income" (SFAS 130). SFAS 130 establishes new rules for the reporting and the display of comprehensive income and its components. SFAS 130 requires the foreign currency translation adjustments, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income. For each of the periods presented, the Company has changed the format of its consolidated statement of Shareholders' equity to present Comprehensive Income.

Segment reporting

In June 1997, The Financial Accounting Standard Board issued SFAS No. 131, "Disclosures About Segment of an Enterprise and Related Information", which establishes standards for the way public companies report information about operating segments in annual financial statements. Management has completed its review of SFAS 131 and has determined that the Company operates as a single segment, as management internally evaluates the performance of the enterprise as a whole and not on the basis of separate business units.

Derivative instruments

Financial Accounting Standards Board Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), requires the Company to recognize all of its derivative instruments as either assets or liabilities in the statement of financial position at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative instruments depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, the Company must designate the hedging instrument, based upon the exposure being hedged, as fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation.

The Company adopted SFAS 133 at January 1, 2001. Given the Company's minimal use of derivative Instruments, adoption of this standard did not have any effect on the Group's financial position, results of operations or cash flows.

New accounting pronouncements

In June 2001, the FASB issued statement No. 141, "Business Combinations" ("SFAS 141") and statement No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. Under SFAS 142, goodwill will no longer be amortized on a straight line basis over its estimated useful life, but will be tested for impairment on an annual basis and whenever indicators of impairment arise. The goodwill impairment test, which is based on fair value, is to be performed on a reporting unit level. Under SFAS 142, intangible assets with indefinite lives will not be amortized. Instead, they will be carried at the lower cost or market value and tested for impairment at least annually. All other recognized intangible assets will continue to be amortized over their estimated useful lives.

SFAS 142 is effective for fiscal years beginning after December 15, 2001 although goodwill on business combinations consummated after July 1, 2001 will not be amortized. In addition, goodwill on prior business combinations will cease to be amortized. The Company will apply SFAS 142 beginning in the first quarter of 2002. Given the net amounts of goodwill end intangible assets at December 31, 2001, application of the non amortization provisions of SFAS 142 is expected to have no impact on net income in 2002. The Company will test goodwill for impairment using two-step process prescribed in SFAS 142. The first step is a screen for potential impairment, while the second step measures the amount of the impairment, if any. The Company expects to perform the first of the required impairment tests of goodwill as of January 1, 2002 in the first quarter of 2002. Any impairment charge resulting from these transitional impairment tests will be reflected as cumulative effect of a change in accounting principle in the first quarter of 2002. The Company does not believe that the effect of these tests will be material to the earnings and financial positions of the Company.

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This Statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS 121, and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business (as previously defined in that Opinion). SFAS 144 also amends ARB No. 51, "Consolidated Financial Statements", to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company has reviewed the provisions of this statement and does not believe its adoption will have a material impact on its results of operations or its financial position.

                                 LEXIQUEST S.A.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 - (CONTINUED) -


Convenience translation

The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from Euro at the Noon Buying rate in New York on December 31, 2001, which was 1.123 for each U.S. dollar. No representation is made that the Euro amounts could have been, or could be, converted to U.S. dollars at that rate on December 31, 2001 or at any other rate.

2. PROPERTY AND EQUIPMENT

Property and equipment includes:

                                                            DECEMBER 31,
                                                     --------------------------
                                                        2000            2001
                                                     ------------    ----------
                                                              (IN THOUSANDS)

   Furniture and office equipment....................      1,642          2,600
   Leasehold improvements............................        221            221
                                                      ----------     ----------
                                                           1,863          2,821
   Accumulated depreciation and  amortization........       (805)        (1,912)
                                                      ----------     ----------
                                                           1,058            909
                                                      ==========     ==========

                                 LEXIQUEST S.A.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 - (CONTINUED) -

3. OTHER ASSETS

Other assets include:

                                                                  DECEMBER 31,
                                                               -----------------
                                                               2000         2001
                                                               ----         ----
                                                                 (IN THOUSANDS)

   Investment (Tecsi, Lingway)............................        15         186
   Deposit (in Paris and subsidiaries)....................       221         106
   Others.................................................        31           3
                                                               -----       -----
                                                                 267         295
                                                               =====       =====

4. DEBT

The following table presents a summary of the Company's debt:


                                                                        DECEMBER 31,
                                                                    -------------------
                                                                     2000          2001
                                                                     ----          ----
                                                                       (IN THOUSANDS)
   SHORT-TERM BORROWINGS:
   Current portion of Anvar non-interest bearing loan............      --           351
   Tram D loan...................................................      --           715
   Temporary loan from shareholders..............................      --           423
                                                                    -----         -----
   Total short-term debt and current portion of long-term debt...     442         1,489
                                                                    =====         =====


All debts are denominated in Euros.

Anvar loan

The Company has received interest-free loans from Anvar, an agency of the French government that provides financing to French companies for development of R&D activities. Repayment of the loan, except for a required minimum payment of 60,980 paid on March 31, 1999, is contingent upon the technical and commercial success of the research programs to which it relates. A further repayment of 91,469 has taken place in March 2001.

                                 LEXIQUEST S.A.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 - (CONTINUED) -


TRAM D loan

The Company has received interest-free loans from the Belgium Wallon authorities aimed at the financing of a R&D project with various Belgium software companies and universities. Repayment of the loan is contingent upon the technical and commercial success of the research programs to which it relates.

Temporary loan from shareholders

The Company received in October 2001 an interest free bridge loan from its current shareholders to support cash uses before the capital increase of November 2001 disclosed in Note 5. The remaining balance at December 31, 2001 is the amount not reimbursed to U.S. located shareholders. Such amount has been paid in 2002 by the new shareholders.

5. SHAREHOLDERS' EQUITY

General

In June 2001, the Company's shareholders meeting approved the conversion of its common stock into euros. The nominal value was change from 1 French franc to
0.15 euro.

On November 28, 2001, the Company's shareholders meeting approved the reduction of the nominal value of common stock from 0.15 to 0.11 euro per share. The reduction in common stock (1,939,000) was recorded as a reduction in accumulated deficit.

On November 28, 2001 and pursuant to a capital increase subscribed by most of the existing shareholders, 20,285,453 preferred shares called "B" were issued at a per share amount of 0.11 euro (premium included). Each of these B shares was also attached with 2 warrants to give preferential access to the Company's capital under certain conditions.

As at December 31, 2001 the issued and outstanding share capital of the Company consists of 33,514,756 ordinary shares, 14,970,965 A shares and 20,285,453 B shares.

Preemptive subscription rights

Shareholders have preemptive rights to subscribe on a pro rata basis additional shares issued by the Company for cash. Shareholders may waive such preemptive subscription rights at an extraordinary general meeting of shareholders under certain circumstances. Preemptive subscription rights, if not previously waived, are transferable during the subscription period relating to a particular offer of shares.

Stock options

On January 22, 1997, the shareholders of the Company authorized the creation of a stock option plan in favor of certain employees and executives of the Company and pursuant to which the Board of Directors was authorized to issue options to subscribe for 2,032,000 class B shares. On July 21, 1998, the shareholders of the Company extended the number of options to be issued by the Board of Directors to 2,122,710 class B shares. On February 5, 1999, the shareholders of the Company extended the number of options to be issued by the Board of Directors to 3,295,986 class B shares. On June 30, 1999, the shareholders of the Company extended the number of options to be issued by the Board of Directors to 5,615,986 class B shares. On May 5, 2000, the shareholders of the Company extended the number of options to be issued by the Board of Directors to 11,137,769 class B shares. At the same shareholders meeting, all potential class B shares were converted into ordinary shares.

                                 LEXIQUEST S.A.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 -(CONTINUED) -

Under this plan, the vesting period and exercise price of the option grants are determined by the Board of Directors. Generally, options vest at a rate of 25% per year subject to one year of continued service with the Company. The exercise price per share is determined at the date of grant by reference to the last subscription of the capital of the Company or any similar operation.

Under the current French law, significant social charges are levied in case of disposal of the shares acquired through a stock option plan before a five-year period following the grant of the option. In such case, an amount of approximately 45% of the difference between the exercise price of the option and the fair market value of the underlying share on the exercise date is due by the Company. In order to compensate the potential adverse consequences of the current French laws on the Equity of the Company, the stock option plan provides that the employees would assume any liability arising from the exercise of their stock options before a five-year period following the grant date.

As at December 31, 2001, options to subscribe a total of 387,665 shares at 0.15 (FF 1) per share, 6,457,360 shares at 0.51 (FF 3.37) per share and 966,500 shares at 1.78 (FF 11.65) were granted and remained with their potential rights to subscribe.

A summary of the activity in the stock options is as follows:

                                                         STOCK OPTIONS
                                        ---------------------------------------------------
                                          NUMBER OF SHARES       WEIGHTED AVERAGE EXERCISE
                                                                 PRICE PER SHARE IN (FF)
                                        --------------------    ---------------------------
Balance at January 1, 1998..............        909,618                  0.15 (1.00)
Granted.................................        742,236                  0.51 (3.37)
Cancelled...............................        416,828                  0.15 (1.00)
Balance at December 31,1998.............      1,235,026                  0.37 (2.42)
Granted.................................      5,312,124                  0.51 (3.37)
Cancelled...............................      1,012,000                  0.51 (3.37)
Balance at December 31, 1999............      5,535,150                  0.48 (3.16)
Granted  (March 3rd, 2000)..............      2,402,500                  0.51 (3.37)
Exercised...............................         90,667                  0.25 (1.63)
Cancelled...............................        195,625                  0.45 (2.93)
Balance at December 31, 2000............      7,651,358                  0.50 (3.25)
Granted  (February 1st, 2001)...........      1,799,000                  1.78 (11.65)
Exercised...............................              -                     -
Cancelled...............................      1,638,833                  0.55 (3.60)
Balance at December 31, 2001............      7,811,525                  0.65 (4.28)

At December 31, 2001, 4,838,428 stock options were exercisable. The weighted-average remaining contractual life of the warrants and stock options outstanding at December 31, 2001 was approximately 7 years.

Pro forma information regarding net loss and net loss per share is required by SFAS 123, and has been determined as if LexiQuest accounted for its stock options and founders' warrants under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Minimum Value option pricing model with the following assumptions for the years ended December 31, 2000 and 2001, respectively: risk-free interest rates of 4% for all year, no expected dividends for all years and a weighted average expected life of the options of seven years.

For purposes of pro forma disclosures, the estimated fair value of the options and founders' warrants is amortized to expense over the options' and founders' warrants' vesting period. LexiQuest's unaudited pro forma financial information follows (in thousands except for loss per share information).

                                                  YEAR ENDED DECEMBER 31,
                                                  -----------------------
                                                    2000           2001
                                                  --------       --------
Pro forma net loss.............................   (13,209)        (20,339)
Pro forma net loss per share...................     (0.35)          (0.41)

The weighted average fair value of options granted during 2000 and 2001 was 0.14 and 0.52.

6. INCOME TAXES

A reconciliation of income taxes computed at the French statutory rate (37% in 2000 and 36% in 2001) to the income tax expense is as follows:


                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                2000           2001
                                                              --------       --------
Income tax benefit computed at the French statutory rate....    4,771          7,336
Operating losses not utilized...............................   (4,771)        (7,336)
                                                              -------        -------
Total income tax expense....................................     --             --


Significant components of the Company's deferred tax assets and liabilities consist of the following:


                                                                                       DECEMBER 31,
                                                                                 ------------------------
                                                                                  2000              2001
                                                                                 ------            ------
                                                                                    (IN THOUSANDS)
     Deferred tax assets:
       Tax loss carry forwards without time limit.....................              1,032           1,032
       Tax loss carry forwards expiring in 2002.......................              3,359           3,359
       Tax loss carry forwards expiring in 2003.......................              3,964           3,964
       Tax loss carry forwards expiring in 2004.......................              6,709           6,709
       Tax loss carry forwards expiring in 2005.......................              7,122           7,122
       Tax loss carry forwards expiring in 2006.......................                 35           9,711
       Tax loss carry forwards expiring in 2007.......................                682           2,207
       Tax loss carry forwards expiring in 2017.......................                245             245
       Tax loss carry forwards expiring in 2018.......................              1,067           1,067
       Tax loss carry forwards expiring in 2019.......................              3,593           3,593
       Tax loss carry forwards expiring in 2020.......................              5,933           5,933
       Tax loss carry forwards expiring in 2021.......................                 --           3,891
                                                                                 --------        --------
     Total deferred tax...............................................             33,740          48,833
     Total deferred tax allowance.....................................            (33,740)        (48,833)
                                                                                 --------        --------
     Net deferred taxes...............................................               --
                                                                                 ========        ========


7. COMMITMENTS AND CONTINGENCIES

Operating leases

The Company leases its offices in Montreuil, San Francisco and New York under operating leases that expire through 2002 for the Paris lease or 2003 for the New York and San Francisco leases. Corresponding future minimum yearly lease payments under these operating leases will amount to 500,000.

Rental expense for the years ended December 31, 2000 and 2001 was approximately 427,000 and 480,000, respectively.

                                 LEXIQUEST S.A.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 - (CONTINUED) -

Litigation

On January 9, 1996, M&A Associates was mandated by the Company and its former main shareholder, ADP-GSI, to help the Company identifying new investors. A dispute has subsequently arisen concerning the level of fees due to M&A Associates. A provision of 121,959 recorded in 1997 and extended to 259,163 in 1999 has been booked for the probable amount of damages which would have to be paid in case of an unfavorable court decision. On March 4, 1999, the Tribunal de Commerce de Creteil awarded M&A Associates an amount of 233,856 plus accrued interest. The Company has decided to appeal against this decision. Final ruling has taken place in July 2001 against the Company and all due amounts have been paid.

In January 2002, an appeal ruling against the Company was given regarding a non-compete clause of a LexiQuest employee. The Company S.A Technologie, the employee's former employer, requested a damage of 228,674, which was confirmed by the Court. At December 31, 2001, the Company recorded an allowance of 228,674 to cover the full exposure.

8. INDUSTRY AND GEOGRAPHIC INFORMATION

The Company operates in one industry segment, the development, marketing and support of linguistic software components. Geographic areas consist of Europe and the US. Allocation of revenues, income (loss) and identifiable assets between geographic areas is as follows:


                                                                                    DECEMBER 31,
                                                                        ---------------------------------
                                                                             2000                2001
                                                                        ------------        -------------
                                                                                  (IN THOUSANDS)
     REVENUE:
       Europe..........................................................        1,675               1,667
       US..............................................................        1,039                 334
                                                                        ------------        ------------
       Total revenue...................................................        2,714               2,001
                                                                        ============        ============
     LOSS
       Europe..........................................................       (6,992)            (12,938)
       US..............................................................       (6,018)             (7,073)
                                                                        ------------        ------------
       Total loss......................................................      (13,010)            (20,011)
                                                                        ============        ============
     IDENTIFIABLE ASSETS
       Europe..........................................................       18,385               2,550
       US..............................................................        1,327                 851
                                                                        ------------        ------------
       Total identifiable assets.......................................       19,712               3,401
                                                                        ============        ============


9. SUBSEQUENT EVENTS

In view of the critical financial situation in the second part of the year ended December 31, 2001, various efforts were made by the management of the company to find additional financing. Existing shareholders, after the December 2001 capital increase, decided to stop further investment and to find a buyer for the Company.

Negotiations were held with various potential buyers and an agreement was concluded with an American company listed on Nasdaq, SPSS, who bought 100% of LexiQuest shares, effective February 6th 2002 for an aggregate amount of $2.5 million.


                                       15